Registration No. 333-85488

Filed Pursuant to Rule 424(b)(2)

John Hancock Life Insurance Company

SignatureNotes

With Maturities of Twelve Months or More from Date of Issue

Pricing Supplement No. 27 Addendum	Trade Date: 2/3/2003
(To Prospectus dated July 22, 2002 as supplemented by Prospectus Supplement dated January 10, 2003)	Issue Date: 2/6/2003

The date of this Pricing Supplement is February 3, 2003

CUSIP or Common Code:	41013MGF1
Price to Public:	100.000% of the principal amount
Proceeds to Issuer:	$796,000.00
Discounts and Commissions:	0.500%
Reallowance:	1.500%
Dealer:	99.350%
Maturity Date:	8/15/2005
Stated Annual Interest Rate:	Floating Rate Note
Interest Reset Periods:	Quarterly, commencing on the 15th day of May, August, November and February (or, if such day is not a Business Day, the next following Business Day)
Interest Reset Dates:	The 15th day of May, August, November and February (or, if such day is not a Business Day, the next following Business Day)
Day Count Convention:	Actual/365 (Fixed)
Interest Rate Basis:	Treasury Rate
Index Maturity:	3 month
Spread:	+0.50%
Initial Interest Rate:	1.67984
Maximum Interest Rate:	4.00% per annum with respect to each Interest Reset Period
Minimum Interest Rate:	N/A
Interest Payment Frequency and Dates:	Quarterly, on the 15th day of May, August, November and February (or, if such day is not a Business Day, the next following Business Day)
First Interest Payment Date:	5/15/2003
Additional Amounts:	N/A
Survivor’s Option:	Yes
Callable by Issuer:	No
If Callable by Issuer, dates and terms of redemption (including the redemption price)	N/A
Original Issue Discount [1] :	N/A
Other Material Terms (if any):	N/A

1    For information regarding certain tax provisions applicable to Original Issue Discount notes, including zero-coupon notes, see “Tax Consequences to U.S. Holders — Original Issue Discount Notes” in the Prospectus.

Registration No. 333-85488

Filed Pursuant to Rule 424(b)(2)

John Hancock Life Insurance Company

SignatureNotes

With Maturities of Twelve Months or More from Date of Issue

Pricing Supplement No. 27	Trade Date: 2/3/2003
(To Prospectus dated July 22, 2002)	Issue Date: 2/6/2003

The date of this Pricing Supplement is February 3, 2003

CUSIP or Common Code:	41013MGG9	41013MGH7	41013MGJ3	41013MGK0	41013MGL8
Price to Public:	100.000%	100.000%	100.000%	100.000%	100.000%
Proceeds to Issuer:	$919,218.75	$280,736.00	$467,280.00	$1,036,286.00	$628,430.00
Discounts and Commissions:	0.625%	0.800%	1.000%	1.400%	1.500%
Reallowance:	0.150%	0.150%	0.150%	0.200%	0.200%
Dealer:	99.500%	99.350%	99.200%	98.800%	98.800%
Maturity Date:	2/15/2006	2/15/2007	2/15/2008	2/15/2011	2/15/2013
Stated Annual Interest Rate:	2.400%	2.900%	3.350%	4.100%	4.650%
Interest Payment Frequency:	Monthly	Monthly	Monthly	Monthly	Monthly
First Payment Date:	3/15/2003	3/15/2003	3/15/2003	3/15/2003	3/15/2003
Additional Amounts:	N/A	N/A	N/A	N/A	N/A
Survivor’s Option:	Yes	Yes	Yes	Yes	Yes
Callable by Issuer:	No	No	No	No	No
If Callable by Issuer, dates and terms of redemption (including the redemption price)	N/A	N/A	N/A	N/A	N/A
Original Issue Discount [2] :	N/A	N/A	N/A	N/A	N/A
Other Material Terms (if any):	N/A	N/A	N/A	N/A	N/A

2    For information regarding certain tax provisions applicable to Original Issue Discount notes, including zero-coupon notes, see “Tax Consequences to U.S. Holders — Original Issue Discount Notes” in the Prospectus.

Registration No. 333-85488

Filed Pursuant to Rule 424(b)(2)

John Hancock Life Insurance Company

SignatureNotes

With Maturities of Twelve Months or More from Date of Issue

Pricing Supplement No. 27	Trade Date: 2/3/2003
(To Prospectus dated July 22, 2002)	Issue Date: 2/6/2003

The date of this Pricing Supplement is February 3, 2003

CUSIP or Common Code:	41013MGM6	41013MGN4	41013MGP9	41013MGQ7
Price to Public:	100.000%	100.000%	100.000%	100.000%
Proceeds to Issuer:	$363,525.00	$1,133,860.00	$144,300.00	$4,446,270.00
Discounts and Commissions:	1.750%	2.000%	2.500%	2.750%
Reallowance:	0.275%	0.350%	0.350%	0.350%
Dealer:	98.600%	98.350%	97.850%	97.600%
Maturity Date:	2/15/2015	2/15/2018	2/15/2023	2/15/2028
Stated Annual Interest Rate:	4.750%	5.150%	5.250%	5.500%
Interest Payment Frequency:	Monthly	Monthly	Monthly	Monthly
First Payment Date:	3/15/2003	3/15/2003	3/15/2003	3/15/2003
Additional Amounts:	N/A	N/A	N/A	N/A
Survivor’s Option:	Yes	Yes	Yes	Yes
Callable by Issuer:	No	Yes	No	Yes
If Callable by Issuer, dates and terms of redemption (including the redemption price)	N/A	2/15/2006 Callable one time only at 100% on call date above with 30 days notice.	N/A	2/15/2008 Callable one time only at 100% on call date above with 30 days notice.
Original Issue Discount [3] :	N/A	N/A	N/A	N/A
Other Material Terms (if any):	N/A	N/A	N/A	N/A

3    For information regarding certain tax provisions applicable to Original Issue Discount notes, including zero-coupon notes, see “Tax Consequences to U.S. Holders — Original Issue Discount Notes” in the Prospectus.